UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2013 (March 19, 2013)

Anoteros, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 Center Drive West, Suite 500 Los Angeles, CA 90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 997-2482

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On March 19, 2013 the Registrant entered into a Stock Purchase Agreement with Kevin Vining under which the Registrant and Mr. Vining agreed as follows:  Mr. Vining Agreed to loan to the Registrant up to Six Hundred Fifty Thousand Dollars ($650,000) at such time or times and on such terms as are mutually acceptable.  The Registrant agreed to appoint Mr. Vining as its Chairman, Chief Executive Officer, and President, and agreed to appoint Mr. Vining and two designees of Mr. Vining to the Registrant’s Board of Directors.  The Registrant and Mr. Vining also agreed that all previous employment and consulting agreements were terminated and of no force or affect.  The Registrant agreed to sell to Mr. Vining and Mr. Vining agreed to purchase from the Registrant, Eighteen Million Three Hundred Fifty thousand (18,350,000) shares of Registrant’s Common Stock at the price of $0.035 per share.   Mr. Vining agreed to pay and perform the Purchase Price to and for the Registrant in services actually rendered as follows:  (i) On that date on which the Registrant has entered into an agreement with an issuing bank for prepaid debit card programs; the Registrant will issue to Mr. Vining seven million three hundred fifty thousand (7,350,000) shares of common stock.  (ii) On that date on which the Registrant has received not less than twenty thousand dollars of revenue; the Registrant will issue to Mr. Vining six million (6,000,000) shares of common stock.  (iii) On that date on which the Registrant has made a profit in the immediately preceding month, applying generally accepted accounting principles; the Registrant will issue to Mr. Vining five million (5,000,000) shares of common stock.  Notwithstanding anything else therein to the contrary, in the event that the stock has not issued prior to September 1, 2014 the agreement shall terminate.  Additionally, Registrant Board member Robert O’Connor agreed to enter into a voting agreement with Mr. Vining therein agreeing to vote all of the shares of stock in the Registrant owned by him in favor of electing Mr. Vining and two designees of Mr. Vining to the Board of Directors of the Registrant, to be effective until the earlier of (i) issuance of all 18,350,000 shares of stock to Mr. Vining, and (ii) twelve months from the date of the voting agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Anoteros, Inc.

Dated:  March 26, 2013

By:                 /S/  Michael Lerma
Michael Lerma, Chief Financial Officer